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ALLMERICA              440 Lincoln Street         COMMISSION SCHEDULE
INVESTMENTS INC.       Worcester, MA 01653        (Percent of Premium Payments)

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FIRST ALLMERICA FINANCIAL LIFE         PRINCIPAL UNDERWRITER
INSURANCE COMPANY                      AND EXCLUSIVE DISTRIBUTOR --
ALLMERICA FINANCIAL LIFE               ALLMERICA INVESTMENTS, INC.
INSURANCE AND ANNUITY COMPANY


                            COMMISSION SCHEDULE AM-2*
                            (Effective May 15, 1995)
                                 ALLMERICA SELECT
                         Variable Universal Life Policies


A.  ISSUED BY ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

    Year One: 90% of payments up to target payment (See attached)

               4% of payments on excess above target

    Renewal:   2% of Payments

    Trail: .25% annual trail commission of unloaded account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.  ISSUED BY FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

    Year One: 50% of payments plus 40% expense reimbursement up to target payment

               4% of payments on excess above target

    Renewal:   4% of Payments

    Trail:    None


    * This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after March 15, 1995 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with Allmerica rules.




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ALLMERICA              440 Lincoln Street         COMMISSION SCHEDULE
INVESTMENTS INC.       Worcester, MA 01653        (Percent of Premium Payments)

-------------------------------------------------------------------------------

FIRST ALLMERICA FINANCIAL LIFE         PRINCIPAL UNDERWRITER
INSURANCE COMPANY                      AND EXCLUSIVE DISTRIBUTOR --
ALLMERICA FINANCIAL LIFE               ALLMERICA INVESTMENTS, INC.
INSURANCE AND ANNUITY COMPANY


                            COMMISSION SCHEDULE AM-3*
                             (Effective May 1, 1996)
                                 ALLMERICA SELECT
                    Variable Survivorship Universal Life Policies


A.  ISSUED BY ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY

    Year One: 90% of payments up to target payment

               4% of payments on excess above target

    Renewal:   2% of Payments

    Trail: .25% annual trail commission of unloaded account value. Payable each calendar quarter at 25% the annual rate (.0625%) on policies in the second and subsequent years.

B.  ISSUED BY FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

    Year One: 50% of payments plus 40% expense reimbursement up to target payment

               4% of payments on excess above target

    Renewal:   4% of Payments

    Trail:    None


    * This schedule sets forth the commissions applicable to Allmerica Select Life policies issued on or after May 1, 1996 which do not replace existing Allmerica policies. Commissions applicable to replacements, increases in the face amount, conversions and exchanges will be in accordance with rules of the issuing insurer.